Exhibit 99.1

Newtek Business Services Corp. Declares Fourth Quarter 2018 Dividend of $0.50 per Share

Meets 2018 Annual Dividend Guidance of $1.80 per share

Lake Success, N.Y. - October 29, 2018 - Newtek Business Services Corp. (“Newtek”) (Nasdaq: NEWT), an internally managed business development company ("BDC"), today announced that its Board of Directors declared a fourth quarter 2018 cash dividend1 of $0.50 per share. The fourth quarter dividend is payable on December 28, 2018 to shareholders of record as of December 18, 2018.  The payment of the fourth quarter 2018 dividend is in line with the Company’s 2018 annual dividend guidance of $1.80 per share, which represents an approximate 9.8% increase over the 2017 annual cash dividend of $1.64 per share.

Barry Sloane, Chairman, President and Chief Executive Officer commented, “The mark of a great enterprise is standing the test of time though volatile moments in the markets and in the economy, making appropriate adjustments to deliver superior results. That said, we are proud that our annual dividend payout has exceeded our initial dividend forecast over the past four years since repositioning ourselves as a BDC in November of 2014. Our fourth quarter 2018 dividend of $0.50 per share represents a 12% increase over our 2017 fourth quarter dividend. In addition, the payment of the fourth quarter 2018 dividend will enable us to meet our 2018 annual dividend guidance of $1.80 per share, which represents an increase of 9.8 % over the 2017 annual cash dividend of $1.64 per share.”

Mr. Sloane continued, “Our business model has given us the ability to receive dividends from certain of our diversified controlled portfolio companies, which we believe has helped our overall performance when headwinds have hit certain aspects of our business. Our seasoned management team looks forward to continuing to expand this diversified model, and endeavors to continue to meet and/or beat shareholder expectations in 2019. We are proud of our senior management team and grateful for the support the Company has garnered from our board and shareholders. We look forward to our upcoming shareholder conference call on November 8, 2018, when we will discuss our third quarter 2018 financial results as well as forecast our annual dividend for 2019.”

Note regarding Dividend Payments: The Company's Board of Directors expects to maintain a dividend policy with the objective of making quarterly distributions in an amount that approximates 90 - 100% of the Company's annual taxable income. The determination of the tax attributes of the Company's distributions is made annually as of the end of the Company's fiscal year based upon its taxable income for the full year and distributions paid for the full year.

1Amount and timing of dividends, if any, remain subject to the discretion of the Company’s Board of Directors.

About Newtek Business Services Corp.

Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB accounts across all 50 states to help them grow their sales, control their expenses and reduce their risk.

Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, The Newtek Advantage, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.

Note Regarding Forward Looking Statements
This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” “goal” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com